NUMBER

SHARES

MK AUTOMOTIVE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
50,000,000 SHARES OF COMMON STOCK AUTHORIZED, PAR VALUE $.001

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

MK AUTOMOTIVE, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
500 E. Warm Springs Road, Suite 240
Las Vegas, NV 89119

By____________________
AUTHORIZED SIGNATURE

DATED

PRESIDENT

MK AUTOMOTIVE, INC.
CORPORATE SEAL
NEVADA

SECRETARY

OK
Sparr
4-7-08